Exhibit 99.1
Earthstone Energy, Inc. Reports 2019 Third Quarter and Year-to-Date Financial Results

The Woodlands, Texas, November 6, 2019 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter and nine months ended September 30, 2019.

Third Quarter 2019 Highlights

•	Average daily production of 12,181 Boepd(1)

•	Adjusted EBITDAX(2) of $29.8 million

•	Adjusted EBITDAX(2) per Boe of $26.58

•	Operating Margin(2) of $26.84 per Boe ($30.15 including realized hedge settlements)

•	Capital expenditures of $78.6 million representing 38% of guidance with expected 2019 total capital expenditures of $205 million

•	Net income of $26.1 million, or $0.41 per Adjusted Diluted Share(2)

◦	Adjusted net income of $11.6 million, or $0.18 per Adjusted Diluted Share(2)

Year to Date 2019 Highlights

•	Average daily production of 12,033 Boepd(1)

•	Adjusted EBITDAX(2) of $95.8 million

•	Adjusted EBITDAX(2) per Boe of $29.16

•	Operating Margin(2) of $29.22 per Boe ($33.38 including realized hedge settlements)

•	Capital expenditures of $152.4 million representing 74% of guidance with expected 2019 total capital expenditures of $205 million

•	Net income of $7.2 million, or $0.12 per Adjusted Diluted Share(2)

◦	Adjusted net income of $40.5 million, or $0.63 per Adjusted Diluted Share(2)

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX, Operating Margin, Adjusted Net Income and Adjusted Diluted Shares are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” section below.

Management Comments

Robert J. Anderson, President of Earthstone Energy, Inc., commented, “We are off to a great start to the 2019 fourth quarter as our third quarter production was almost 12,200 Boepd with minimal contribution from the five operated wells brought online late in the quarter. During the quarter, we benefited from shallower production declines and reduced production downtime. The five operated Mid-States wells brought online in late September have shown promising results thus far, setting the stage for significant production growth in the fourth quarter.

“Our back-end weighted capital program is driving a substantial increase in fourth quarter production with eight gross operated Midland Basin wells already online out of our remaining 14 gross operated Midland Basin completions planned for the second half of 2019, and seven of our 10 gross operated 2019 Eagle Ford wells are online with the remaining three expected to come online during the fourth quarter. We also expect recently completed non-operated wells to have a meaningful impact on our production levels.

“With the contributions of recent and upcoming wells, we expect to be at the high end of our production exit rate of 15,000 Boepd. From an operational standpoint, our drilling and completions activities have remained on schedule, and we continue to focus on both cost and operating efficiencies in our effort to drive stronger well level returns and, ultimately, shareholder value. Based on current commodity prices and a one-rig operated program in 2020, we believe our operating cash flows will exceed our capital expenditures in the second half of 2020.”

Operational Update

Midland Basin

We ran two rigs and one frac crew in the Midland Basin during the third quarter. Highlights include:

•	Spudded 11 gross (8.7 net) operated wells and completed eight gross (5.3 net) wells

◦	Continue to run one rig, currently located in Reagan County, on the WTG prospect (100% working interest)

•
Completed and brought online five-well Mid-States project (67% working interest) with 10,000-foot laterals targeting the Wolfcamp A and B intervals which have achieved an average peak 30-day production rate of 1,290 Boepd (88% oil)

•
Completed a three-well pad on our TSRH unit (65% working interest) targeting two wells in the Wolfcamp B Upper formation and one well in the Wolfcamp B Lower formation, each with approximately 12,000-foot laterals

◦	TSRH wells brought online in October and are cleaning-up as expected

•	Expect to bring online an additional six gross (4.4 net) operated wells in Reagan County during the fourth quarter

•	Three gross (1.2 net) non-operated wells were brought online in Howard County averaging approximately 10,000-foot laterals

◦	Wolfcamp A well (40% working interest) achieved a peak 30-day production rate of 2,381 Boepd (88% oil)

◦	Two Wolfcamp D wells (40% and 35% working interest) have achieved average peak 30-day production rate of 969 Boepd (86% oil)

Eagle Ford

We ran one rig and commenced completion activity in the Eagle Ford during the third quarter. Highlights include:

•	Completed drilling on four gross (1.8 net) wells on our Pen Ranch project area and spudded an additional three gross (2.0 net) wells on the Davis East project area

•
Completed three gross (1.3 net) wells that were drilled but uncompleted as of the end of second quarter and commenced completions on the remaining four gross (1.8 net) wells on the Pen Ranch project area

◦	Pen Ranch seven-well project (3.1 net) began producing in October with the wells currently cleaning-up

•	We finished drilling and expect to complete and bring online the three gross (2.0 net) wells in the Davis East project near the end of the fourth quarter

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019		2018
Total Revenues	39,204	46,076	124,474		124,121

Lease operating expense	7,259	4,843	22,531		14,509

General and administrative expense (excluding stock-based compensation)	4,023	3,422	13,848		13,274
Stock-based compensation (non-cash)	2,207	1,522	6,680		5,535
General and administrative expense	6,230	4,944	20,528		18,809

Net income	26,127	564	7,220		14,227
Less: Net income attributable to noncontrolling interest	14,357	340	3,877		8,032
Net income attributable to Earthstone Energy, Inc.	11,770	224	3,343		6,195
Net income per common share(1)
Basic	0.41	0.01	0.12		0.22
Diluted	0.41	0.01	0.12		0.22
Adjusted EBITDAX(2)	29,790	26,443	95,799	(5)	72,239

Production(3):
Oil (MBbls)	646	645	2,027		1,696
Gas (MMcf)	1,248	947	3,318		2,883
NGL (MBbls)	267	188	705		489
Total (MBoe)(4)	1,121	991	3,285		2,665
Average Daily Production (Boepd)	12,181	10,766	12,033		9,762
Average Prices:
Oil ($/Bbl)	54.89	60.12	55.08		61.97
Gas ($/Mcf)	0.72	1.89	0.64		2.17
NGL ($/Bbl)	10.71	29.31	15.17		26.10
Total ($/Boe)	34.98	46.52	37.89		46.57
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)(5)	59.43	53.30	60.42		53.82
Gas ($/Mcf)(5)	1.34	1.92	1.49		2.23
NGL ($/Bbl)	10.71	29.31	15.17		26.10
Total ($/Boe)(5)	38.29	42.10	42.05		41.45
Operating Margin per Boe
Average realized price(5)	34.98	46.52	37.89		46.57
Lease operating expense	6.48	4.89	6.86		5.44
Severance taxes	1.66	2.28	1.81		2.29
Operating margin per Boe	26.84	39.35	29.22		38.84
Realized hedge settlements	3.31	(4.42)	4.16		(5.12)
Operating margin per Boe (including realized hedge settlements)	30.15	34.93	33.38		33.72

(1)	Net income per common share attributable to Earthstone Energy, Inc.

(2)	See “Reconciliation of Non-GAAP Financial Measures” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

(5)	Includes $2.1 million of cash proceeds related to hedges unwound during the first quarter of 2019.

Liquidity Update

As of September 30, 2019, we had $9.8 million in cash and $125.0 million of long-term debt outstanding under our credit facility with a borrowing base of $325 million. With the $200 million of undrawn borrowing base capacity and $9.8 million in cash, we had total liquidity of approximately $209.8 million. However, our working capital deficit increased during the third quarter, largely based on timing of our drilling and completion activities and the high level of activity we had in process at quarter end. We expect this working capital deficit to decrease and outstanding borrowings under our credit facility to increase over the remainder of 2019.

Conference Call Details

Earthstone is hosting a conference call on Thursday, November 7, 2019 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the third quarter of 2019 and its outlook for the remainder of 2019. Prepared remarks by Frank A. Lodzinski, Chief Executive Officer, Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Thursday, November 21, 2019. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13696190.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2019	2018
Current assets:
Cash	$9,816	$376
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	14,990	13,683
Joint interest billings and other, both net of allowance of $134	8,001	4,166
Derivative asset	20,179	43,888
Prepaid expenses and other current assets	2,488	1,443
Total current assets	55,474	63,556

Oil and gas properties, successful efforts method:
Proved properties	904,323	755,443
Unproved properties	269,417	266,140
Land	5,382	5,382
Total oil and gas properties	1,179,122	1,026,965

Accumulated depreciation, depletion and amortization	(168,988)	(127,256)
Net oil and gas properties	1,010,134	899,709

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation and amortization of $3,033 and $2,490 at September 30, 2019 and December 31, 2018, respectively	1,350	662
Derivative asset	9,246	21,121
Operating lease right-of-use assets	3,295	—
Other noncurrent assets	1,532	1,640
TOTAL ASSETS	$1,098,651	$1,004,308
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$37,405	$26,452
Revenues and royalties payable	19,706	28,748
Accrued expenses	35,604	22,406
Asset retirement obligation	420	557
Advances	20,894	3,174
Derivative liability	137	528
Operating lease liabilities	586	—
Finance lease liabilities	256	—
Total current liabilities	115,008	81,865

Noncurrent liabilities:
Long-term debt	125,000	78,828
Deferred tax liability	14,217	13,489
Asset retirement obligation	1,833	1,672
Derivative liability	29	1,891
Operating lease liabilities	2,722	—

Finance lease liabilities	111	—
Other noncurrent liabilities	—	71
Total noncurrent liabilities	143,912	95,951

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 29,150,220 and 28,696,321 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	29	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,416,446 and 35,452,178 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	35	35
Additional paid-in capital	523,402	517,073
Accumulated deficit	(179,087)	(182,497)
Total Earthstone Energy, Inc. equity	344,379	334,640
Noncontrolling interest	495,352	491,852
Total equity	839,731	826,492

TOTAL LIABILITIES AND EQUITY	$1,098,651	$1,004,308

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES
Oil	$35,443	$38,791	$111,657	$105,111
Natural gas	903	1,790	2,126	6,257
Natural gas liquids	2,858	5,495	10,691	12,753
Total revenues	39,204	46,076	124,474	124,121

OPERATING COSTS AND EXPENSES
Lease operating expense	7,259	4,843	22,531	14,509
Severance taxes	1,858	2,254	5,955	6,115
Impairment expense	—	833	—	833
Depreciation, depletion and amortization	14,079	12,842	42,281	33,362
General and administrative expense	6,230	4,944	20,528	18,809
Transaction costs	42	892	217	892
Accretion of asset retirement obligation	52	44	160	128
Total operating costs and expenses	29,520	26,652	91,672	74,648

(Loss) gain on sale of oil and gas properties	(120)	4,096	(446)	4,608

Income from operations	9,564	23,520	32,356	54,081

OTHER INCOME (EXPENSE)
Interest expense, net	(1,609)	(565)	(4,735)	(1,788)
Gain (loss) on derivative contracts, net	18,726	(17,481)	(19,672)	(33,606)
Litigation settlement	—	(4,775)	—	(4,775)
Other (expense) income, net	21	37	(1)	434
Total other income (expense)	17,138	(22,784)	(24,408)	(39,735)

Income before income taxes	26,702	736	7,948	14,346
Income tax expense	(575)	(172)	(728)	(119)
Net income	26,127	564	7,220	14,227

Less: Net income attributable to noncontrolling interest	14,357	340	3,877	8,032

Net income attributable to Earthstone Energy, Inc.	$11,770	$224	$3,343	$6,195

Net income per common share attributable to Earthstone Energy, Inc.:
Basic	$0.41	$0.01	$0.12	$0.22
Diluted	$0.41	$0.01	$0.12	$0.22

Weighted average common shares outstanding:
Basic	29,032,842	28,257,376	28,883,907	28,011,298
Diluted	29,032,842	28,311,759	28,883,907	28,108,365

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$7,220	$14,227
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	—	833
Depreciation, depletion and amortization	42,281	33,362
Accretion of asset retirement obligations	160	128
Settlement of asset retirement obligations	(179)	(79)
Loss (gain) on sale of oil and gas properties	446	(4,608)
Total loss on derivative contracts, net	19,672	33,606
Operating portion of net cash received (paid) in settlement of derivative contracts	13,660	(13,643)
Stock-based compensation	6,680	5,535
Deferred income taxes	728	119
Amortization of deferred financing costs	336	228
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,585)	(1,476)
(Increase) decrease in prepaid expenses and other current assets	(28)	(372)
Increase (decrease) in accounts payable and accrued expenses	(8,330)	3,939
Increase (decrease) in revenues and royalties payable	(9,042)	26,572
Increase (decrease) in advances	17,720	(1,816)
Net cash provided by operating activities	85,739	96,555
Cash flows from investing activities:
Additions to oil and gas properties	(120,685)	(120,124)
Additions to office and other equipment	(379)	(121)
Proceeds from sales of oil and gas properties	2	5,840
Net cash used in investing activities	(121,062)	(114,405)
Cash flows from financing activities:
Proceeds from borrowings	165,272	70,308
Repayments of borrowings	(119,099)	(60,308)
Cash paid related to the exchange and cancellation of Class A Common Stock	(827)	(1,402)
Cash paid for finance leases	(355)	—
Deferred financing costs	(228)	(274)
Net cash provided by financing activities	44,763	8,324
Net increase (decrease) in cash	9,440	(9,526)
Cash at beginning of period	376	22,955
Cash at end of period	$9,816	$13,429
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,235	$1,480
Non-cash investing and financing activities:
Accrued capital expenditures	$50,615	$11,314
Lease asset additions - ASC 842	$4,710	$—
Asset retirement obligations	$43	$(120)

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income and Operating Margin, as defined and calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Class A Common Stock - Diluted	29,032,842	28,311,759	28,883,907	28,108,365
Class B Common Stock	35,416,446	35,722,482	35,430,594	35,825,070
Adjusted Diluted Shares	64,449,288	64,034,241	64,314,501	63,933,435

II. Adjusted EBITDAX

We define “Adjusted EBITDAX” as net income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties; unrealized (gain) loss on derivatives; stock-based compensation; and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	26,127	564	7,220	14,227
Accretion of asset retirement obligations	52	44	160	128
Impairment expense	—	833	—	833
Depletion, depreciation and amortization	14,079	12,842	42,281	33,362
Interest expense, net	1,609	565	4,735	1,788
Transaction costs	42	892	217	892
Loss (gain) on sale of oil and gas properties	120	(4,096)	446	(4,608)
Unrealized (gain) loss on derivative contracts	(15,021)	13,105	33,332	19,963
Stock based compensation (non-cash)(1)	2,207	1,522	6,680	5,535
Income tax expense	575	172	728	119
Adjusted EBITDAX	29,790	26,443	95,799	72,239
Total production (MBoe)(2)(3)	1,121	991	3,285	2,665
Adjusted EBITDAX per Boe	26.58	26.68	29.16	27.11

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.

(2)	Represents reported sales volumes.

(3)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net income plus, when applicable, unrealized (gain) loss on derivative contracts; impairment expense; loss (gain) on sale of oil and gas properties; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted Net Income for the periods indicated:

($000s)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	26,127	564	7,220	14,227
Unrealized (gain) loss on derivative contracts	(15,021)	13,105	33,332	19,963
Impairment expense	—	833	—	833
Loss (gain) on sale of oil and gas properties	120	(4,096)	446	(4,608)
Transaction costs	42	892	217	892
Income tax effect of the above	305	(203)	(698)	(324)
Adjusted Net Income	11,573	11,095	40,517	30,983
Adjusted Diluted Shares	64,449,288	64,034,241	64,314,501	63,933,435
Adjusted Net Income per Adjusted Diluted Share	0.18	0.17	0.63	0.48

IV. Operating Margin

We define “Operating Margin” as total revenues less lease operating expenses and severance taxes.

Our Operating Margin measure provides additional information that may be used to further understand our operations. We use Operating Margin as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Operating Margin, as used by us, may not be comparable to similarly titled measures reported by other companies.

Operating Margin for the periods indicated:

(000's)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total revenues	39,204	46,076	124,474	124,121
Less: Lease operating expense	7,259	4,843	22,531	14,509
Less: Severance taxes	1,858	2,254	5,955	6,115
Operating Margin	30,087	38,979	95,988	103,497
Total production (MBoe)(1)(2)	1,121	991	3,285	2,665
Operating Margin per Boe	26.84	39.35	29.22	38.84

(1)	Represents reported sales volumes.

(2)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).